UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 3, 2003

GETTY IMAGES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23747	98-0177556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 N. 34th Street

Seattle, WA 98103

(Address of Principal Executive Offices)

(Zip Code)

(206) 925-5000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events and Regulation FD Disclosure.

Getty Images, Inc., a Delaware corporation (the “company”), is filing this current report on Form 8-K for the purpose of filing with the Securities and Exchange Commission the company’s press release, dated June 3, 2003, announcing that the company intends to sell $230 million aggregate principal amount of Convertible Subordinated Debentures due 2023 (the “Debentures”), plus up to $35 million of Debentures issuable upon the exercise of an option to be granted to the initial purchasers, in a private placement. The Debentures will be convertible for shares of the company’s common stock at the option of the holder based on an initial effective conversion price, subject to adjustment. A copy of the press release issued by the company on June 3, 2003, is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

99.1	Press Release of Getty Images, Inc., dated June 3, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2003

GETTY IMAGES, INC.

By:	/s/ ELIZABETH J. HUEBNER
Elizabeth J. Huebner
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press Release of Getty Images, Inc., dated June 3, 2003.